Exhibit 99.1

Hemispherx Biopharma Signs Clinical Trial Agreement with

Roswell Park Comprehensive Cancer Center to Study Ampligen in Combination with

Checkpoint Inhibitors in a Phase IIa Study in Urothelial Carcinoma, Renal Cell Carcinoma and Melanoma

New Agreement Expands Existing Preclinical Collaborations

Ocala, Fla. (October 10, 2018) – Hemispherx Biopharma, Inc. (NYSE American: HEB) announces the signing of a clinical trial agreement with Roswell Park Comprehensive Cancer Center to evaluate Ampligen in combination with checkpoint inhibitors (CPIs). The Phase IIa clinical trial will evaluate the immune-mediated effects of cytokine modulation in combination with CPIs in patients with primary resistance to CPI therapy. The protocol will seek to evaluate the combination of Ampligen and CPIs in patients with advanced urothelial carcinoma, renal cell carcinoma and melanoma. Ampligen is the Company’s investigational immune-enhancing TLR3 agonist that has demonstrated a robust anti-cancer effect in preclinical models when combined with CPIs. This new agreement expands the extensive prior clinical and preclinical work into the clinical checkpoint blockade arena and offers the opportunity to begin evaluation of this combination therapy in patients with a variety of solid tumors where large numbers of patients do not respond or progress following treatment with standard CPI-based therapy.

The Phase IIa study will be led by Pawel Kalinski, MD, PhD, Vice Chair for Translational Research and Professor of Oncology in the Department of Medicine and Co-Leader of the Tumor Immunology and Immunotherapy Program at Roswell Park, in collaboration with Mateusz Opyrchal, MD, PhD, of the Roswell Park Department of Medicine. Additional details about trial design, implementation and timing will be disclosed upon approval by Roswell Park’s institutional review board.

“This event marks an important milestone for Hemispherx as we evaluate Ampligen in combination with CPIs in difficult-to-treat solid tumors and among a patient population that is largely relapsed and/or refractory to treatment,” said Thomas K. Equels, Chief Executive Officer of Hemispherx. “Our expanded collaboration with Roswell Park offers an ideal setting for these early stage trials. We have developed a productive working relationship with this world-class team and look forward to beginning these important clinical trials.”

About Hemispherx Biopharma

Hemispherx Biopharma, Inc. is an immuno-pharma R&D and emerging commercial growth company focused on unmet medical needs in immunology. Hemispherx’s flagship products include the Argentina-approved drug rintatolimod (trade names Ampligen® or Rintamod®) and the FDA-approved drug Alferon N Injection®. Based on results of published, peer reviewed pre-clinical studies and a clinical trial, Hemispherx believes that Ampligen® may have broad-spectrum anti-viral and anti-cancer properties. Clinical trials of Ampligen® already conducted by Hemispherx include studies of the potential treatment of cancer patients with renal cell carcinoma and malignant melanoma. These and among other potential uses will require additional clinical trials to generate the safety and effectiveness data necessary to support regulatory approval. Rintatolimod is a double-stranded RNA being developed for globally important debilitating diseases and disorders of the immune system.

About Roswell Park Comprehensive Cancer Center

Roswell Park Comprehensive Cancer Center is a community united by the drive to eliminate cancer’s grip on humanity by unlocking its secrets through personalized approaches and unleashing the healing power of hope. Founded by Dr. Roswell Park in 1898, it is the only National Cancer Institute-designated comprehensive cancer center in Upstate New York. Learn more at www.roswellpark.org, or contact us at 1-800-ROSWELL (1-800-767-9355) or ASKRoswell@RoswellPark.org.

Cautionary Statement

Some of the statements included in this press release may be forward-looking statements that involve a number of risks and uncertainties. Among other things, for those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.hemispherx.net. The information found on our website is not incorporated by reference into this press release and is included for reference purposes only.

Contact

Hemispherx Biopharma, Inc.
Phone: 800-778-4042
Email: IR@hemispherx.net

Or

LHA Investor Relations

Miriam Weber Miller

Phone: 212-838-3777

Email: mmiller@lhai.com

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